Exhibit 99.1

Bitmine Immersion Technologies (BMNR) Announces ETH Holdings Reach 5.70 Million Tokens, and Total Crypto and Total Cash Holdings of $9.8 Billion

Bitmine owns 4.7% of the total ETH coin supply of 120.7 million

Bitmine is 94% of the way to the ‘Alchemy of 5%’ in just 11 months

Bitmine was added to the Russell 1000 Large-cap index on June 26, 2026

Bitmine’s Series A Preferred Stock is trading on the NYSE under the symbol BMNP

Bitmine has 4,879,157 staked ETH, representing $7.7 billion at $1,569 per ETH. MAVAN (Made in America VAlidator Network) is a premier Ethereum staking destination for BMNR and institutional investors

Bitmine owns $74 million of Eightco (NASDAQ: ORBS), now one of the only publicly listed equities in the world to provide investors indirect exposure to OpenAI

Bitmine Crypto + Total Cash Holdings & Marketable Securities + “Moonshots” total $9.8 billion, including 5.70 million ETH tokens, total cash & marketable securities of $555 million, and other crypto holdings

Bitmine remains supported by a premier group of institutional investors including ARK’s Cathie Wood, MOZAYYX, Founders Fund, Bill Miller III, Pantera, Kraken, DCG, Galaxy Digital and personal investor Thomas “Tom” Lee to support Bitmine’s goal of acquiring 5% of ETH

NORWALK, CT, June 29, 2026 /PRNewswire/ — (NYSE: BMNR) Bitmine Immersion Technologies, Inc. (“Bitmine” or the “Company”) a Bitcoin and Ethereum Network company with a focus on the accumulation of crypto for long term investment, today announced Bitmine crypto + total cash & marketable securities + “moonshots” holdings totaling $9.8 billion.

As of June 28, 2026 at 3:00pm ET, the Company’s crypto holdings are comprised of 5,700,040 ETH at $1,569 per ETH (per Coinbase NASDAQ: COIN), 206 Bitcoin (BTC), $180 million stake in Beast Industries, $74 million stake in Eightco Holdings (NASDAQ: ORBS) (“moonshots”) and total cash & marketable securities of $555 million. Bitmine’s ETH holdings are 4.7% of the ETH supply (of 120.7 million ETH).

“The future roadmap for crypto remains positive as the dual drivers of Wall Street modernizing its legacy infrastructure on crypto rails and the future of agentic-AI payment systems on crypto rails remain intact. Bitmine remains focused on the longer-term horizon and continues to manage the company to be positively positioned for these exponential drivers,” stated Thomas “Tom” Lee, Chairman of Bitmine.

“This past week was a challenging one for crypto investors as ETH fell by8%, even as Ethereum witnessed notable positive developments such as the creation of Ethlabs, and even the Bank of England softened its stance around stablecoins. We are nearing quarter-end for June, and it is not surprising to see ‘window dressing’ leading to investors reducing their holdings in assets which have fallen in the past 3 months,” stated Lee.

On June 26, Bitmine was added to the Russell 1000 Large-cap Index, in conjunction with the annual reconstitution of this index. The Investment Company Institute, or ICI, estimates that passive investment funds and ETFs typically represent 18-20% of the shares of a company.

“Being added to the Russell 1000 is expected to add hundreds and possibly thousands of additional institutional investors as equity owners of Bitmine,” continued Lee.

On June 10, Bitmine closed its offering (the “offering”) registered under the Securities Act of 1933, as amended, of 3,500,000 shares of 9.50% Series A Perpetual Preferred Stock (the “Series A Preferred Stock”), at a public offering price of $80.00 per share.

The Company received net proceeds from the offering of approximately $273.8 million, after deducting the underwriting discounts and commissions and the Company’s estimated offering expenses. The Series A Preferred Stock is trading on the NYSE under the symbol BMNP. The dividends for BMNP are scheduled to be paid weekly, subject to the terms of the applicable Certificate of Designations.

On June 11, 2026, Bitmine was named to the Fortune 100 Crypto List (link here). Fortune published this definitive ranking of the most influential companies in blockchain and draws on rigorous data analysis by Inca Digital and a survey of leading crypto experts, according Fortune Magazine.

On May 11, 2026, Bitmine released the latest Chairman’s Message (link here) for May 2026.

“Over the past week, we acquired 27,084 ETH. We continue to maintain a steady pace of accumulation throughout 2026. We believe we are in the early stages of crypto spring. Bitmine is expected to reach the ‘alchemy of 5%’ sometime in 2026,” stated Lee.

Bitmine recently launched MAVAN (the Made in American VAlidator Network), the institutional grade staking platform. While MAVAN was originally developed to support Bitmine’s own Ethereum treasury, MAVAN intends to expand to serve institutional investors, custodians, and ecosystem partners seeking best-in-class staking infrastructure. A portion of Bitmine’s ETH is already staked on the MAVAN platform.

As of June 28, 2026, Bitmine total staked ETH stands at 4,879,157 ($7.7 billion at $1,569 per ETH). “Bitmine has staked more ETH than other entities in the world. At scale (when Bitmine’s ETH is fully staked by MAVAN and its staking partners), the projected ETH staking reward is $246 million on an annualized basis (using 2.75% 7-day BMNR yield),” stated Lee.

“Annualized staking revenues are now projected at $211 million. And this 4.9 million ETH is over 85% of the 5.7 million ETH held by Bitmine. Bitmine’s own staking operations generated a 7-day yield of 2.75% (annualized),” continued Lee.

Bitmine’s crypto holdings reign as the #1 Ethereum treasury and #2 global treasury, behind Strategy Inc. (NASDAQ: MSTR), which reportedly owns 847,363 BTC valued at $50 billion. Bitmine remains the largest ETH treasury in the world.

Bitmine is one of the most widely traded stocks in the US. According to data from Fundstrat, the stock has traded average daily dollar volume of $643 million (5-day average, as of June 26, 2026), ranking #240 in the US, behind Monster Beverages (rank #239) and ahead of Oklo (rank #241) among 5,704 US-listed stocks (statista.com and Fundstrat research).

Bitmine management believes the GENIUS Act and Securities and Exchange Commission’s (the “SEC”) Project Crypto are as transformational to financial services in 2025 as US action on August 15, 1971 ending Bretton Woods and the USD on the gold standard 54 years ago. This 1971 event was the catalyst for the modernization of Wall Street, creating the iconic Wall Street titans and financial and payment rails of today. These proved to be better investments than gold.

The Chairman’s message can be found here:

https://www.Bitminetech.io/chairmans-message

The Fiscal Full Year 2025 Earnings presentation and corporate presentation can be found here: https://Bitminetech.io/investor-relations/

To stay informed, please sign up at: https://Bitminetech.io/contact-us/

About Bitmine

Bitmine (NYSE: BMNR) is a Bitcoin miner with operations in the US. The company is deploying its excess capital to be the leading Ethereum Treasury company in the world, implementing an innovative digital asset strategy for institutional investors and public market participants. Guided by its philosophy of “the alchemy of 5%,” the Company is committed to ETH as its primary treasury reserve asset, leveraging native protocol-level activities including staking and decentralized finance mechanisms. The Company launched MAVAN (Made-in America VAlidator Network), a dedicated staking infrastructure for Bitmine assets, in 2026.

For additional details, follow on X:

https://x.com/bitmnr

https://x.com/fundstrat

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. These forward-looking statements can be identified by terms such as “expects,” “projects,” “projected,” “intends,” “believes,” “anticipates,” “estimates,” and similar expressions. This document specifically contains forward-looking statements regarding: (i) the Company’s goals regarding ETH acquisition, including the ‘Alchemy of 5%’ initiative and the expectation that Bitmine will reach this goal sometime in 2026; (ii) the Company’s beliefs and expectations regarding the cryptocurrency market, including the view that the future roadmap for crypto remains positive as the dual drivers of Wall Street modernizing its legacy infrastructure on crypto rails and the future of agentic-AI payment systems on crypto rails remain intact; (iii) the Company’s belief that it is in the early stages of “crypto spring”; (iv) the expectation that being added to the Russell 1000 will add hundreds and possibly thousands of additional institutional investors as equity owners of Bitmine; (v) the Company’s digital asset accumulation strategy and staking operations, including projected annualized ETH staking rewards of approximately $246 million (when Bitmine’s ETH is fully staked by MAVAN and its staking partners) and current projected annualized staking revenues of approximately $211 million; (vi) MAVAN’s intended expansion to serve institutional investors, custodians, and ecosystem partners seeking best-in-class staking infrastructure; (vii) management’s belief that the GENIUS Act and SEC Project Crypto are as transformational to financial services as US action on August 15, 1971 ending Bretton Woods and the USD gold standard; and (viii) continued growth and advancement of the Company’s Ethereum treasury strategy. In evaluating these forward-looking statements, you should consider various factors, including: Bitmine’s ability to keep pace with new technology and changing market needs; Bitmine’s ability to finance its current business, Ethereum treasury operations, and proposed future business; the competitive environment of Bitmine’s business; market conditions affecting the trading price of the Company’s common stock and Series A Preferred Stock; regulatory developments affecting digital assets, including the ultimate enactment and implementation of pending legislation and SEC initiatives; the volatility and unpredictability of digital asset prices; the performance, reliability, and security of the Company’s staking operations; risks related to AI systems and their impact on cryptocurrency markets; and the future value of Bitcoin and Ethereum. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond Bitmine’s control, including those set forth in the Risk Factors section of Bitmine’s Form 10-K filed with the SEC on November 21, 2025, as well as all other SEC filings, as amended or updated from time to time. Copies of Bitmine’s filings with the SEC are available on the SEC’s website at www.sec.gov. Bitmine undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SOURCE Bitmine Immersion Technologies, Inc.

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Marcy Simon

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